Exhibit 10.2

OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN

COMMON STOCK AWARD
FOR NON-EMPLOYEE DIRECTORS
GRANT AGREEMENT
Name of Grantee:    ____________________________________
Date of Grant:    ____________________________________
Number of Shares of Common Stock:    __________________
This Agreement (this “Agreement”) is made as of the Date of Grant between OCCIDENTAL PETROLEUM CORPORATION, a Delaware corporation (“Occidental” and, with its subsidiaries, the “Company”), and the Eligible Person receiving this Award (the “Grantee”).
1.Grant of Common Stock. In accordance with this Agreement and the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan, as amended from time to time (the “Plan”), Occidental hereby grants to the Grantee as of the Date of Grant, the number of shares of Stock set forth above (the “Award”). The Stock shall be subject to the restrictions hereinafter set forth until those shares have become transferable in accordance with Section 2.
2.    Restrictions on Transfer of Stock. Fifty percent (50%) of the shares of Stock may not be transferred, sold, pledged, exchanged, assigned or otherwise encumbered or disposed of by the Grantee, except to Occidental, until the third anniversary of the Date of Grant, and the other fifty percent (50%) of such shares shall be subject to such transfer restrictions until the Grantee ceases to serve on the Board for any reason, including as a result of the Grantee’s death or disability (the “Grantee’s Termination”); provided, however, that all of the shares of Stock shall immediately become transferable in the event of a Change in Control or the Grantee’s Termination. Any purported transfer, encumbrance or other disposition of the Stock that is in violation of this Section 2 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Stock.
3.    Vesting of Stock. The Stock shall be fully vested and nonforfeitable as of the Date of Grant.
4.    Dividend, Voting and Other Rights. Except as otherwise provided herein, the Grantee shall have all of the rights of a stockholder with respect to the shares of Stock, including the right to vote such shares and receive any dividends that may be paid thereon; provided, however, that any additional shares of Stock or other securities that the Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of Occidental shall be subject to the same restrictions as the shares of Stock.
5.    Retention as Director. Nothing contained in this Agreement shall interfere with or limit in any way the right of the stockholders of Occidental to remove the Grantee from the Board pursuant to the By-laws of Occidental, nor confer upon the Grantee any right to continue in the service of Occidental as a member of the Board.
6.    Taxes and Withholding. The Grantee is responsible for any federal, state, local or non-U.S. tax, including income tax, social insurance, payroll tax, payment on account or other tax-related withholding with respect to the Award (including the grant, the receipt of Stock, the sale of Stock and the receipt of dividends, if any). The Company does not guarantee any particular tax treatment or results in connection with the grant of the Stock or the payment of dividends.
7.    Compliance with Law. Occidental will make reasonable efforts to comply with all applicable federal, state and foreign securities laws; however, Occidental will not issue any Stock or other securities pursuant to this Agreement if the issuance would result in a violation of any such law by Occidental.
8.    Amendments. The Plan may be modified, amended, suspended or terminated by the Board at any time, as provided in the Plan. The Committee may amend or terminate this Agreement at any time, except as otherwise provided in the Plan. However, except to the extent necessary to comply with applicable law, no such amendment to the Plan or this Agreement will materially and adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent.
9.    Severability. If one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of this Agreement, and the remaining provisions of this Agreement will continue to be valid and fully enforceable.
10.    Relation to Plan; Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between this Agreement and the Plan, the provisions of the Plan control. Capitalized terms used in this Agreement without definitions have the meanings assigned to them in the Plan. References to Sections are to Sections of this Agreement unless otherwise noted.
11.    Successors and Assigns. Subject to Section 2, the provisions of this Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of Occidental.
12.    Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of this Agreement.
13.    Notices. Any notice to Occidental provided for in this Agreement will be given to its Secretary at 5 Greenway Plaza, Suite 110, Houston, Texas 77046, and any notice to the Grantee will be addressed to the Grantee at his or her address currently on file with Occidental. Any written notice will be deemed to be duly given when received if delivered personally or sent by telecopy, e-mail, or the United States mail, first class registered mail, postage and fees prepaid, and addressed as provided in this paragraph. Any party may change the address to which notices are to be given by written notice to the other party as specified in the preceding sentence.
14.    Privacy Rights. By accepting this Award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, the Company and its affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Company holds or may receive from any agent designated by the Company certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in Occidental, details of Award or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting this Award, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting Occidental in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.
15.    Electronic Delivery. Occidental may, in its sole discretion, decide to deliver any documents related to this Award granted under the Plan or future awards that may be granted under the Plan (if any) by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an on-line or electronic system established and maintained by Occidental or another third party designated by Occidental.
16.    Grantee’s Representations and Releases. By accepting this Award, the Grantee acknowledges that the Grantee has read this Agreement and understands that the future value of any shares of Stock issued pursuant to this Award cannot be predicted and the Company does not assume liability in the event such shares of Stock have no value in the future; and the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction. In consideration of the grant of this Award, no claim or entitlement to compensation or damages shall arise from termination of this Award or diminution in value of this Award or Stock issued pursuant to this Award resulting from termination of the Grantee’s service as a member of the Board and the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.
17.    Clawback. This Award and this Agreement shall be subject to the clawback provisions set forth in Section 9(m) of the Plan.

Signatures on the Following Page

IN WITNESS WHEREOF, Occidental has caused this Agreement to be executed on its behalf by its duly authorized officer and Grantee has also executed this Agreement in duplicate, as of the day and year first above written.
OCCIDENTAL PETROLEUM CORPORATION

By:

The undersigned Grantee hereby • acknowledges receipt of an executed original of this Agreement and a copy of the Prospectus, dated May 1, 2015, and • accepts the right to receive the Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Name:

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